EXHIBIT 4.1
        EXECUTION VERSION
INCREMENTAL FACILITY AMENDMENT NO. 1
TO CREDIT AGREEMENT
INCREMENTAL FACILITY AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of June 1, 2021 (this “Amendment”), among W. R. Grace & Co.-Conn., a Connecticut corporation (the “US Borrower”), W. R. Grace & Co., a Delaware corporation (“Holdings”), each other Loan Party party hereto, Goldman Sachs Bank USA, as Administrative Agent (in such capacity, the “Administrative Agent”), and the lenders party hereto (collectively, the “Incremental Lenders” and each individually, an “Incremental Lender”).
RECITALS:
WHEREAS, the US Borrower, Holdings, the Lenders, the Administrative Agent, and the other parties thereto entered into that certain Credit Agreement, dated as of April 3, 2018 (as amended, restated, supplemented, or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement, the US Borrower, in its capacity as the Borrower Representative thereunder, has requested Incremental Term Loans (as defined in the Credit Agreement) to be made to the US Borrower in an aggregate principal amount of $300,000,000.00 (the “New Term Loans”), which will be available on the Effective Date (as defined below);
WHEREAS, each Incremental Lender is willing to make the New Term Loans to the US Borrower in the amounts set forth opposite such lender’s name in Schedule 2.01(b) hereof (the “New Term Loan Commitments”);
WHEREAS, this Amendment shall constitute an Incremental Facility Amendment as set forth in Section 2.14(e) of the Credit Agreement;
WHEREAS, the US Borrower wishes to make certain amendments to the Credit Agreement in connection with its incurrence of the New Term Loans as set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement. In addition, the terms listed below shall have the respective meaning set forth in this Section 1.
“Arranger” means Goldman Sachs Bank USA.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
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“Debt Allocation Agreement” means that certain Debt Allocation Agreement, dated as of April 3, 2018, among Goldman Sachs Bank USA, as Administrative Agent and as Collateral Agent and the Lenders signatory thereto (as amended, amended and restated, supplemented or otherwise modified prior to the Effective Date).
“New Term Loans Maturity Date” means the seventh anniversary of the Effective Date.
“Repricing Event” means (i) the repayment, prepayment, refinancing or replacement of all or a portion of any New Term Loans with the incurrence by the US Borrower or any of its restricted subsidiaries of term loan debt financing and (ii) any amendment to any New Term Loans that reduces the All-in-Rate; in each case other than in connection with any Transformative Transaction or Change of Control and the primary purpose of which is reducing the All-In-Rate of such New Term Loans.
“Specified Acquisition Agreement Representations” means the representations and warranties made by or on behalf of or with respect to the Acquired Business (as defined below) in the Acquisition Agreement (as defined below) as are material to the interests of the Incremental Lenders and the Arranger (but only to the extent that the US Borrower or its affiliates have the right (taking into account any applicable cure provisions) not to consummate the Acquisition (as defined below), or to terminate their obligations (or otherwise not have an obligation to close), under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement).
SECTION 2. New Term Loans. In accordance with the terms of Section 2.14 of the Credit Agreement, each Incremental Lender hereby agrees that:
(a)    As of the Effective Date, Schedule 2.01 of the Credit Agreement is amended and supplemented by adding thereto the New Term Loan Commitments hereunder of the Incremental Lenders party hereto as set forth on Schedule 2.01(b) hereto.
(b)    Each Incremental Lender has a New Term Loan Commitment in the amount set forth opposite such Incremental Lender’s name on Schedule 2.01(b) to this Amendment and agrees to severally make to the US Borrower the New Term Loans on the Effective Date, in an aggregate amount equal to such Incremental Lender’s New Term Loan Commitment hereunder.
(c)    The New Term Loan Commitments provided for hereunder shall terminate on the Effective Date upon the borrowing of the New Term Loans pursuant to clause (b) above.

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(d)    The US Borrower shall use the proceeds of the New Term Loans (i) to finance in part its acquisition (the “Acquisition”), through its domestic Subsidiary, Fine Chemical Manufacturing Services LLC, a Delaware limited liability company (the “Newco”), of certain assets (collectively, the “Acquired Business”) related to the Fine Chemistry Services Business of Albemarle Corporation (the “Seller”), pursuant to that Sale, Purchase and Contribution Agreement between the US Borrower, Newco, and the Seller, dated as of February 25, 2021 (the “Acquisition Agreement”), (ii) pay all fees and expenses in connection with the Acquisition and the incurrence of the New Term Loans and (iii) for general corporate purposes.
(e)    This Amendment constitutes an “Incremental Facility Amendment” with respect to the establishment of the New Term Loan Commitments as “Term Commitments” and the New Term Loans as “Incremental Term Loans” thereunder. Each New Term Loan constitutes an “Incremental Term Loan” incurred in accordance with Section 2.14 of the Credit Agreement. Pursuant to Section 2.14 of the Credit Agreement, from and after the funding of the New Term Loans on the Effective Date, (i) the New Term Loans shall be (x) “Term Loans” and “Loans” for all purposes under the Credit Agreement and each other Loan Document and (y) “Term B Loans” and “Loans” for all purposes under the Debt Allocation Agreement, (ii) each Incremental Lender shall be a (x) “Term Lender” and “Lender” for all purposes under the Credit Agreement and the other Loan Documents and (y) “Term B Lender” and “Lender” for all purposes under the Debt Allocation Agreement, (iii) the New Term Loan Commitment of each Incremental Lender party hereto shall be a “Term Commitment” and “Commitment” for all purposes under the Credit Agreement and the other Loan Documents.
(f)    For the avoidance of doubt, the New Term Loans will constitute a single “Class” of Term Loans and a “Facility”.
(g)    The New Term Loans shall have terms identical to the Term Loans outstanding under the Credit Agreement immediately prior to the Effective Date (the “Existing Term Loans”), with the following exceptions:
i.    Maturity Date; Amortization. The US Borrower shall repay to the Administrative Agent for the ratable account of the relevant Term Lenders holding New Term Loans (A) on the last Business Day of each March, June, September and December, commencing with the first such date to occur for the second full fiscal quarter after the Effective Date, an aggregate amount equal to 0.25% of the initial aggregate principal amount of all New Term Loans made on the Effective Date and (B) on the New Term Loans Maturity Date, the aggregate principal amount of all New Term Loans outstanding on such date; provided that such payments shall be reduced as a result of the application of prepayments to the New Term Loans in accordance with Section 2.05 of the Credit Agreement.
ii.    Interest Rates and Interest Periods. The “Applicable Rate” for the New Term Loans shall be (a) for Eurocurrency Rate Loans, at the Eurocurrency Rate plus 2.00% per annum and (b) for Base Rate Loans, at the

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Base Rate plus 1.00% per annum. The “Eurocurrency Rate” with respect to the New Term Loans shall not be less than 0.00% per annum and the “Base Rate” with respect to the New Term Loans shall not be less than 1.00% per annum. The US Borrower may elect interest periods of 1, 3 or 6 months (or, if available to all relevant Incremental Lenders, 12 months or a shorter period) for Eurocurrency Rate Loans. The Incremental Term Loans shall be funded on the Effective Date as Eurocurrency Rate Loans, as provided for in Section 2.02(a) of the Credit Agreement, and on the Effective Date there shall commence an initial Interest Period with respect to the New Term Loans that shall end on the last day of the Interest Period applicable to the Existing Term Loans.
iii.    Voluntary Repayments. Voluntary prepayments of the New Term Loans will be permitted at any time, without premium or penalty (except as provided below under “Prepayment Premium”), in accordance with Section 2.05 of the Credit Agreement.
iv.    Prepayment Premium. In the event that, on or prior to the date that is six (6) months after the Effective Date, the US Borrower (i) makes any prepayment of New Term Loans in connection with any Repricing Event or (ii) effects any amendment of the Credit Agreement resulting in a Repricing Event, the US Borrower shall pay or cause to be paid to the Administrative Agent, for the ratable account of each of the applicable Incremental Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the amount of the New Term Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable New Term Loans outstanding immediately prior to such amendment.
v.    Certain Covenants. The US Borrower agrees that (i) Newco shall be prohibited (1) from incurring any debt for borrowed money, and guarantees thereunder (which shall exclude, for the avoidance of doubt, performance guarantees issued in the ordinary course of business and any guarantees thereunder) and (2) from creating, granting or suffering to exist any liens (other than liens of the type permitted by clauses (c), (d), (e), (f), (g), (i) (to the extent constituting liens on purchase money debt, and any modification, replacement, renewal or extension thereof), (j), (k), (l), (p), (q), (r), (s), (u), (x), (aa), (bb), (ii), (kk), (ll) and (mm) of Section 7.01 of the Credit Agreement), other than, with respect to each of clauses (1) and (2), debt and liens with respect to equipment leases or trade payables incurred in the ordinary course of business and bank lines of credit that do not exceed $10,000,000 in the aggregate and where the proceeds of such debt are received exclusively by the Newco for use in its business, (ii) the US Borrower shall be prohibited from transferring or otherwise disposing of any equity interest held by it in Newco to any other party other than a Loan Party and (iii) the US Borrower shall prohibit Newco from transferring or otherwise disposing of assets of the Acquired Business other than transfers or dispositions (x) made to a Loan Party, (y) made to a Non-Loan Party in the ordinary course of

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business or (z) of assets that are not material to the Acquired Business and which, in the aggregate of any such transfer or distribution, have a value not to exceed $5,000,000.
SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the first date (the “Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms herein; and the obligations of the Incremental Lenders party hereto to make New Term Loans, are subject to each of the applicable conditions set forth below having been satisfied (or waived) in accordance with the terms therein:
(a)    this Amendment shall have been executed and delivered by the US Borrower, Holdings, the other Loan Parties, the Administrative Agent and Incremental Lenders representing 100% of the New Term Loan Commitments;
(b)    the Administrative Agent shall have received such certificates from the US Borrower, Holdings, Grace Technologies, Inc., a Delaware corporation (“Grace Technologies”), and Grace Management Services, Inc., a Delaware corporation (“Grace Management”; Grace Management, together with the US Borrower, Holdings and Grace Technologies, the “New Term Loan Obligors”), copies of Organization Documents of the New Term Loan Obligors, resolutions or other action and incumbency certificates of Responsible Officers each New Term Loan Obligor, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;
(c)    the Administrative Agent shall have received good standing certificates or certificates of status, as applicable and bring down telegrams or facsimiles, for each New Term Loan Obligor;
(d)    the Administrative Agent shall have received a certificate attesting to the Solvency of the US Borrower and its Subsidiaries (on a consolidated basis) on the Effective Date after giving effect to the Acquisition and the Amendment, from the US Borrower’s chief financial officer or other officer with equivalent duties;
(e)    the Administrative Agent shall have received a Committed Loan Notice relating to the New Term Loans one Business Day prior to the Effective Date;
(f)    the Administrative Agent shall have received a favorable written opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, counsel to the New Term Loan Obligors, as to certain corporate and security matters, addressed to the Administrative Agent;
(g)    the Administrative Agent shall have received a favorable written opinion of Cummings & Lockwood LLC, counsel to the US Borrower, as to certain capacity matters, addressed to the Administrative Agent;

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(h)    the Administrative Agent shall have received a certificate dated as of the Effective Date and executed by a Responsible Officer of the US Borrower as to the matters set forth in Sections 4(l) and (m) below;
(i)    the Administrative Agent will have received at least three business days prior to the Effective Date (a) all documentation and other information with respect to the Loan Parties that shall have been reasonably requested by the Arranger in writing at least 10 business days prior to the Effective Date and that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (b) to the extent the US Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a customary FinCEN beneficial ownership certificate that shall have been requested in writing at least 10 business days prior to the Effective Date; and
(j)    all costs, fees and expenses required to be paid to the Incremental Lenders on the Effective Date, to the extent invoiced at least three business days prior to the Effective Date, shall have been paid or shall be paid simultaneously with the initial borrowing of the New Term Loans (which amounts may be offset against the proceeds of the New Term Loans).
SECTION 4. Representations and Warranties. The US Borrower hereby represents and warrants to the Administrative Agent, on and as of the Effective Date:
(a)    Each Loan Party (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (provided that with respect to the German Entities the concept of good standing does not exist under the laws of the Federal Republic of Germany), and (b) has all requisite power and authority to execute, deliver and perform its obligations under the Amendment; except in the case of clause (a) (other than with respect to Holdings and the US Borrower), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    The execution, delivery and performance by each Loan Party of the Amendment, and the incurrence of the New Term Loans thereunder by the US Borrower, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents or (ii) conflict with or result in any breach or contravention of, or require any payment to be made under any Indebtedness of such Person or any of its Subsidiaries having an aggregate principal amount of not less than the Threshold Amount; except (in the case of clauses (b)(ii)), to the extent that such conflict, breach, contravention, payment or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    This Amendment has been duly executed and delivered by each Loan Party that is party thereto. This Amendment constitutes a legal, valid and binding

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obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(d)    No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the New Term Loans will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(e)    None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(f)    (i) Neither the US Borrower nor any other Loan Party is in material violation of any material laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 and the USA PATRIOT Act. (ii) The use of proceeds of the New Term Loans will not violate in any material respect the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V); provided that clause (f) shall not be interpreted or applied in relation to it, any Loan Party, any directors or officers, or any Secured Party to the extent that the representations made pursuant to this clause (f) violate or expose such entity or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96) and Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz)).

(g)    None of Holdings, the US Borrower or any of their respective Restricted Subsidiaries is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department or the U.S. Department of State or of any other sanctions legally applicable to such parties (collectively, “Sanctions”). The US Borrower will not directly or to their knowledge, indirectly, use the proceeds of the New Term Loans to fund any activity or business with (i) any individual or entity, or (ii) in any country or territory, that, at the time of such funding, is the target of any Sanctions, in either case of (i) or (ii), unless the use of proceeds to fund such activity or business would be permissible for an individual who, or entity that is, required to comply with applicable Sanctions; provided that this clause (g) shall not be interpreted or applied in relation to it, any Loan Party, any directors or officers, or any Secured Party to the extent that the representations made pursuant to this clause (g) violate or expose such entity or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96 and Section 7 of the German

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Foreign Trade Regulation (Außenwirtschaftsverordnung, AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz)).
(h)    No part of the proceeds of the New Term Loans will be used, directly, or, to the knowledge of the US Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). Neither Holdings nor any of its Restricted Subsidiaries nor, to the knowledge of the US Borrower, any director or officer of Holdings or its Restricted Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the FCPA or any other anti-corruption laws; provided that this clause (h) shall not be interpreted or applied in relation to it, any Loan Party, any directors or officers, or any Secured Party to the extent that the representations made pursuant to this clause (h) violate or expose such entity or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz)).
(i)    On the Effective Date after giving effect to the Acquisition and the Amendment, the US Borrower and its Subsidiaries, on a consolidated basis, are Solvent and no German Entity is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung), or is overindebted (überschuldet) within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung). For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
(j)    The Specified Acquisition Agreement Representations are true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(k)    No Default, and no default under any Indebtedness of the Loan Parties having an aggregate principal amount of not less than the Threshold Amount, shall exist, or would result from the incurrence of the New Term Loans or from the application of the proceeds therefrom.

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(l)    The Acquisition has been or, substantially concurrently with the funding of the New Term Loans shall be, consummated in accordance with the terms of the Acquisition Agreement.
(m)    Since the date of the Acquisition Agreement, there has been no event, circumstance, condition, state of facts, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Acquisition Agreement).
SECTION 5. Expenses. Each of the Loan Parties hereby reconfirms its respective obligations pursuant to Section 10.04 of the Credit Agreement to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Amendment.
SECTION 6. Consent and Affirmation of the Loan Parties. Each Loan Party hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the validity, perfection and priority of existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue unimpaired with the same priority to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents and in the case of any Guarantor, its Guarantee of the Obligations, as and to the extent provided in the Loan Documents, shall continue in full force and effect.
SECTION 7. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.
SECTION 8. Entire Agreement. This Amendment, the Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment is a Loan Document and an Incremental Facility Amendment. This Amendment shall not constitute a novation of any amount owing under the

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Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.
SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN). EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 10. Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the fullest extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 11. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Amendment.
The words “execution,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents including any Assignment and Assumption shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-

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based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

W. R. GRACE & CO.
By: /s/ William C. Dockman
Name: William C. Dockman
Title: Senior Vice President and Chief Financial Officer
W. R. GRACE & CO.-CONN.
By: /s/ William C. Dockman
Name: William C. Dockman
Title: Senior Vice President and Chief Financial Officer
W. R. GRACE INTERNATIONAL LLC
By: /s/ William C. Dockman
Name: William C. Dockman
Title: Treasurer
GRACE MANAGEMENT SERVICES INC.
By: /s/ William C. Dockman
Name: William C. Dockman
Title: Treasurer
GRACE TECHNOLOGIES INC.
By: /s/ William C. Dockman
Name: William C. Dockman
Title: Treasurer
Incremental Facility Amendment No. 1 to Credit Agreement -Signature Page
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GRACE GMBH
By: /s/ Sebastian Schaefer
Name: Sebastian Schaefer
Title: Managing Director
GRACE EUROPE HOLDING GMBH
By: /s/ Sebastian Schaefer
Name: Sebastian Schaefer
Title: Managing Director
GRACE GERMANY GMBH
By: /s/ Sebastian Schaefer
Name: Sebastian Schaefer
Title: Managing Director

Incremental Facility Amendment No. 1 to Credit Agreement -Signature Page
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GOLDMAN SACHS BANK USA, as Administrative Agent
By: /s/ Robert Ehudin
Authorized Signatory
Robert Ehudin

Incremental Facility Amendment No. 1 to Credit Agreement -Signature Page
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GOLDMAN SACHS BANK USA, as New
Term Lender
By: /s/ Robert Ehudin
Authorized Signatory
Robert Ehudin

Incremental Facility Amendment No. 1 to Credit Agreement -Signature Page
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Schedule 2.01(b)
“New Term Loan Commitments”

Lender	Commitment
Goldman Sachs Bank USA	$300,000,000

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